                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                            FOUR EMBARCADERO CENTER
                                   SUITE 2800
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 954-5400
                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of RCM Strategic Global Government Fund, Inc., a Maryland corporation
(the "Fund"), will be held on November 12, 1998, at   :00 a.m. ([Pacific] Time)
at                . At the Meeting, you and the other stockholders of the Fund will be asked to consider and vote on the following matters:

1. To approve the existing investment management agreement between the Fund and Dresdner RCM Global Investors LLC.

2.  To elect one director to the Board of Directors of the Fund.

3. To ratify or reject the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending January 31, 1999.

4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

    Stockholders of record at the close of business on September 1, 1998, are entitled to notice of, and to vote at, the Meeting. Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and the maximum number of shares may be voted. You may change your vote by written notice to the Fund, by submission of a subsequent proxy, or by voting in person at the Meeting.

                                         By Order of the Board of Directors,

                                          Judith W. O'Connell
                                          Secretary

San Francisco, California
September   , 1998

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                            FOUR EMBARCADERO CENTER
                                   SUITE 2800
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 954-5400
                                PROXY STATEMENT

    This Proxy Statement is being provided to the stockholders of RCM Strategic Global Government Fund, Inc., a Maryland corporation (the "Fund"), in connection with the solicitation of proxies by the Board of Directors of the Fund (the "Board of Directors" or the "Board"). The proxies are to be used at the Annual
Meeting of Stockholders (the "Meeting") to be held at                         ,
on November 12, 1998 at   :00 a.m. ([Pacific] Time), and any adjournment(s)
thereof, for action upon the matters set forth in the Notice of the Annual Meeting of Stockholders.

    All shares represented by each properly signed proxy ("Proxy") received prior to the Meeting will be voted at the Meeting. If a stockholder specifies how the Proxy is to be voted on any of the business matters to come before the meeting, it will be voted in accordance with the specification. If no specification is made, the Proxy will be voted FOR approval of the existing investment management agreement for the Fund (the "Existing Investment Management Agreement") (Proposal 1), FOR the election of the director nominated by the Board of Directors (Proposal 2), and FOR the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Fund's independent public accountants for the fiscal year ending January 31, 1999 (Proposal 3). The Proxy may be revoked by a stockholder at any time prior to its use by written notice to the Fund, by submission of a subsequent Proxy, or by voting in person at the Meeting.

    The representation in person or by proxy of at least a majority of the shares of capital stock of the Fund (the "Capital Shares") entitled to vote is necessary to constitute a quorum for transacting business at the meeting. For purposes of determining the presence of a quorum, abstentions, withheld votes or broker "non-votes" will be counted as present. Broker "non-votes" occur when the Fund receives a Proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the Proxy. Proposals 1 and 3 require the approval of a "majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), while Proposal 2 requires, for the election of the nominee, a plurality of the Capital Shares voting and entitled to vote thereon at the meeting. Abstentions and broker "non-votes" will have the effect of a vote against Proposals 1 and 3, depending on the number of Capital Shares present at the meeting, but withheld votes and broker "non-votes" will not be counted in favor of or against, and will have no other effect on the voting on, Proposal 2. See "Proposal 1 -- Required Vote" and "Proposal 3 -- Required Vote".

    The cost of solicitation, including postage, printing and handling, will be borne by the Fund. The solicitation will be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal interviews by officers, employees and agents of the Fund. This Proxy Statement and the enclosed form of
Proxy were first mailed to stockholders on or about September   , 1998.

    At 5:00 p.m. (Eastern Standard Time) on September 1, 1998, the record date for the determination of stockholders entitled to vote at the Meeting (the "Record Date"), there were outstanding 30,515,800 Capital Shares. Each Capital Share is entitled to one vote.

    As of the Record Date, there was no person or group known to the Fund to be the beneficial owner of more than 5% of the outstanding Capital Shares. However, on such date, Cede & Co., a nominee of

Depository Trust Company ("DTC"), owned of record 30,248,859 Capital Shares, or approximately 99% of the number of Capital Shares entitled to vote at the meeting. DTC is a securities depository for brokers, dealers and other institutional investors. Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. The Fund does not know the names of beneficial owners of Capital Shares that have been deposited at DTC. As of the Record Date, all directors and officers as a group owned, beneficially, less than 1% of the Capital Shares.

                        APPROVAL OF EXISTING INVESTMENT
                              MANAGEMENT AGREEMENT
                                  (PROPOSAL 1)

    DESCRIPTION OF THE EXISTING INVESTMENT MANAGEMENT AGREEMENT. The description of the Existing Investment Management Agreement set forth herein is qualified in its entirety by the provisions of the Existing Investment Management Agreement, which is attached hereto as Exhibit A.

    Under the Existing Investment Management Agreement, Dresdner RCM Global Investors LLC ("Dresdner RCM") furnishes investment management services to the Fund, subject to the provisions of the 1940 Act and the Fund's investment objectives, policies, procedures and investment restrictions. Such services include: (a) managing the investment and reinvestment of the Fund's assets, (b) providing investment research advice and supervision of the Fund in accordance with the Fund's investment objective, policies and restrictions, (c) furnishing suitable office space for the Fund, and (d) maintaining books and records with respect to the Fund's portfolio transactions.

    Pursuant to the Existing Investment Management Agreement, the Fund pays Dresdner RCM for its services a fee which is calculated daily and paid monthly, at an annual rate equal to 0.95% of average daily net assets of the Fund. Net fees recorded for services provided by Dresdner RCM under the Existing Investment Management Agreement for the fiscal year ended January 31, 1998 were $3,445,733. Neither Dresdner RCM nor any person affiliated with Dresdner RCM received any other fees from the Fund for services provided to the Fund during the fiscal year ended January 31, 1998.

    The Existing Investment Management Agreement, whose current term expires on January 31, 1999, will continue in effect thereafter from year to year if its continuance is approved at least annually (i) by the Board of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) by vote of a majority of the directors who are not "interested persons" of the Fund (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval. The Existing Investment Management Agreement may be terminated at any time without the payment of any penalty, either by the Board of Directors or by the vote of a "majority of the outstanding voting securities" of the Fund, on not less than 60 days written notice to Dresdner RCM. The Existing Investment Management Agreement may also be terminated by Dresdner RCM on 60 days advance written notice to the Fund, and also terminates automatically in the event of its "assignment" (as defined in the 1940 Act).

    The Existing Investment Management Agreement with Dresdner RCM was last approved by the Board of Directors of the Fund on June 1, 1998, and by the stockholders of the Fund on May 28, 1996, in connection with the acquisition of the Fund's previous advisor by Dresdner RCM.

    DIRECTORS' CONSIDERATIONS. The Board of Directors met on September 10, 1998 to consider the Existing Investment Management Agreement between the Fund and Dresdner RCM. In connection with the Board's decision to recommend approval of the Existing Investment Management Agreement by the stockholders of the Fund, the Directors considered that under Section 36(b)(2) of the 1940 Act, a court may give such weight as it deems appropriate to the ratification or approval of the Existing Investment Management Agreement by the stockholders of the Fund.

    The Directors also took into account the same factors considered by them on June 1, 1998, when the directors, including the directors who were not "interested persons" of the Fund, as defined in the 1940 Act, last approved the Existing Investment Management Agreement with Dresdner RCM. Those factors included, but were not limited to, the historic performance of the Fund as compared to relevant industry indices and comparable investment companies, the nature and quality of the services expected to be rendered to the Fund by its investment manager, the terms of the Existing Investment Management Agreement and the fees payable thereunder as compared to fees paid to investment advisers of similar investment companies, the benefits accruing to Dresdner RCM as a result of its affiliation with the Fund, the profitability of Dresdner RCM, and the history, reputation, qualifications, and background of Dresdner Bank AG, Dresdner RCM's parent, and its personnel.

    In considering whether to submit the Existing Investment Management Agreement to the stockholders of the Fund for their approval, the Board of Directors requested and reviewed information concerning those employees of Dresdner RCM who manage the Fund's assets, employment agreements and other arrangements designed to ensure continuity of personnel at Dresdner RCM and certain personnel changes at Dresdner RCM. The Board received assurances that events involving Dresdner RCM, as described under "Additional Information -- Dresdner Transaction," would not adversely affect the Fund.

    As a result of its investigation and deliberations, the Board of Directors, including all of the directors who are not "interested persons" of the Fund, voted at its meeting on September 10, 1998 to ratify the Existing Investment Management Agreement with Dresdner RCM and to recommend it to the stockholders of the Fund for their approval.

    REQUIRED VOTE. The affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, is required to approve the Existing Investment Management Agreement. "Majority of the outstanding voting securities" for this purpose under the 1940 Act means the lesser of (i) 67% of the Capital Shares represented at the Meeting if more than 50% of the outstanding Capital Shares are represented, or (ii) more than 50% of the outstanding Capital Shares.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXISTING INVESTMENT MANAGEMENT AGREEMENT.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

    The Board of Directors currently consists of three classes of directors. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified, or until their earlier resignation or removal. One class, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. The term of office for directors in Class I expires at the Meeting, for directors in Class II at the Annual Meeting of Stockholders in 1999 and for directors in Class III at the Annual Meeting of Stockholders in 2000.

    The Board of Directors has designated Francis E. Lundy for election as a Class I director. Mr. Lundy was re-elected to the Board of Directors as a Class III director in August of 1997 by the stockholders of the Fund for a three-year term. Mr. Lundy has indicated he will resign as a Class III director effective upon his election as a Class I director. If elected as a Class I director, Mr. Lundy's term will expire at the Annual Meeting of Stockholders in 2001.

    James M. Whitaker, as a Class II director elected to the Board on May 28, 1996, and Gary W. Schreyer, as a Class III director elected to the Board on August 19, 1997 (together, the "Continuing Directors") have remaining terms of approximately one year and two years, respectively. William A. Hasler, the sole Class I director, has declined to stand for re-election by reason of new professional commitments following his retirement as Dean of the Haas School of Business, University of California, Berkeley, and his recent appointment as co-Chief Executive Officer of Aphton Corporation, a biopharmaceutical company.

    Unless authority is withheld, it is the intention of the persons named in the enclosed Proxy to vote each Proxy for Mr. Lundy. Mr. Lundy has indicated he will serve if elected, but if he should be unable to serve, the Proxy holders may vote in favor of such substitute nominee as the Board of Directors may designate, or the Board of Directors may leave a vacancy in the Board.

    The address of each director is Four Embarcadero Center, Suite 2800, San Francisco, CA 94111. The Fund pays each of its directors $6,000 per year and $1,000 per meeting attended, and reimburses each such director for reasonable expenses incurred in connection with such meetings. The Fund's Articles of Incorporation (the "Articles") provide that the Fund shall, to the extent permitted by law, indemnify each of its currently acting and former directors against any and all liabilities and expenses incurred in connection with their service in such capacities.

    The following table provides information concerning the nominee and the Continuing Directors:

                                    NOMINEE

                                                                                                   CAPITAL SHARES OF
                                                                                                        THE FUND
                            POSITION, IF ANY, WITH THE FUND AND DRESDNER RCM.        DIRECTOR      BENEFICIALLY OWNED
     NAME AND AGE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            SINCE           AT 9/1/98
----------------------  ----------------------------------------------------------  -----------   --------------------
   Francis E. Lundy     Director. Vice President, Zygo Corporation since 1996;          1994                       *
          +               Chairman and President, Technical
         (59)             Instrument -- San Francisco since 1985

                              CONTINUING DIRECTORS

   Gary W. Schreyer     Director, Chairman of the Board and President of the Fund.      1997***                    *
          **              President and Chief Executive Officer of the Fund from
         (52)             1994 to 1996; Principal of Fund's previous advisor and
                          Dresdner RCM through June 30, 1997

  James M. Whitaker     Director and Vice Chairman of the Board. Attorney at Law,       1994               [      ]*
          +               sole practitioner since 1972
         (54)

------------------------

*   Less than 1.00% of Capital Shares.

** An "interested person" of the Fund, as defined in the 1940 Act, by reason of being its President.

*** Also a Class II director and Chairman of the Board from 1994 to 1997. See text below.

+   Member of the Audit Committee.

    Prior to June 30, 1997, Mr. Schreyer was an employee of the Fund's previous advisor and its successor, Dresdner RCM. Under the terms of his employment agreement with Dresdner RCM, for five years following June 30, 1997, and subject to certain conditions, Mr. Schreyer agreed to use his best efforts to ensure the continuation of the Fund's existing management contract with Dresdner RCM. In addition, at the request of Dresdner RCM, Mr. Schreyer resigned as director of the Fund on June 30, 1997. Subsequently, the Fund's Board of Directors re-appointed Mr. Schreyer as a director and, on August 19, 1997, the stockholders of the Fund elected Mr. Schreyer to a three-year term as a Class III director. On July 30, 1997, Dresdner RCM and certain of its affiliates instituted arbitration proceedings against Mr. Schreyer alleging, among other things, that his acceptance of the reappointment to the Board constituted a breach of his earlier employment agreement with Dresdner RCM. Mr. Schreyer has contested these allegations. The arbitration proceedings are pending as of this date.

    During the Fund's fiscal year ending January 31, 1998, Mr. Schreyer received payments from Dresdner RCM in liquidation of Mr. Schreyer's interests in Dresdner RCM and its affiliates. In addition, Mr. Scheyer received a lump sum in liquidation of his interests under a "rabbi trust" maintained by Dresdner RCM as part of a deferred compensation program.

    BOARD COMMITTEES AND MEETINGS. The Board has a standing Audit Committee. The responsibilities of the Audit Committee include reviewing and making recommendations to the Board concerning the Fund's financial and accounting reporting procedures. The Audit Committee meets with the Fund's independent public accountants and reviews the Fund's financial statements, and generally assists the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices.

    The Fund has no nominating committee. The Board as a whole is responsible for reviewing candidates to fill vacancies on the Board. Because, as discussed below under "Additional Information -- Dresdner Transaction," the Fund is attempting to comply with Section 15(f) of the 1940 Act for the three-year period following the Transaction (as defined below), the nomination of directors who are not "interested persons," as defined in Section 2(a)(19) of the 1940 Act, of the parties to the Transaction is, in some circumstances, committed to the directors who are not interested persons of such parties to the Transaction. The Board will accept nominees recommended by stockholders. Such recommendations should be submitted in writing to Judith W. O'Connell, Secretary to the Fund, at the address of the principal executive offices of the Fund, with a copy to J.B. Kittredge at Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624.

    With respect to the fiscal year ended January 31, 1998, the Board held seven meetings and the Audit Committee held two meetings. As to all meetings of the Board itself and the Audit Committee, all directors then serving attended at least 75% of the meetings.

    During the fiscal year ended January 31, 1998, no director, other than Mr. Hasler, a Class I director whose term expires at the Meeting and who is not standing for re-election, was a director of any company with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the 1940 Act (other than the Fund).

    REQUIRED VOTE. The election of the nominee to the Board of Directors requires the affirmative vote of a plurality of the Capital Shares voting and entitled to vote thereon at the Meeting, in person or by proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

                          RATIFICATION OF ACCOUNTANTS
                                  (PROPOSAL 3)

    Coopers & Lybrand acted as independent public accountants for the Fund for the fiscal year ended January 31, 1998. In 1998, Coopers & Lybrand merged with Price Waterhouse L.L.P. to form the firm PricewaterhouseCoopers LLP. The Board of Directors, none of whom is an "interested person" of Dresdner RCM (as defined in the 1940 Act), has selected PricewaterhouseCoopers as the auditors for the Fund for the current fiscal year ending January 31, 1999. Upon the reasonable request of any stockholder of the Fund, representatives of PricewaterhouseCoopers will attend the meeting, and will, as they see fit, make a statement and/or respond to appropriate questions.

    REQUIRED VOTE. The ratification of the selection of PricewaterhouseCoopers requires the affirmative vote of a "majority" of the outstanding Capital Shares, as defined in the 1940 Act. "Majority" for this purpose under the 1940 Act means the lesser of (i) 67% of the Capital Shares represented at the Meeting if more than 50% of the outstanding Capital Shares are represented, or (ii) more than 50% of the outstanding Capital Shares.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND.

                             ADDITIONAL INFORMATION

    DRESDNER TRANSACTION. In connection with the transaction on June 13, 1996 pursuant to which Dresdner RCM acquired all the outstanding partnership interests in, and succeeded to the business and affairs of, the Fund's previous adviser (the "Transaction"), the parties to the Transaction have informed the Fund that they will use all commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser to an investment company as long as (i) no "unfair burden" is imposed on the investment company as a result of the Transaction and (ii) during the three year period immediately following the change of control, at least 75% of an investment company's board of directors are not "interested persons" of the investment adviser or the predecessor investment adviser within the meaning of the 1940 Act. The composition of the Board has at all times been, and continues to be, in compliance with the provisions of Section 15(f).

    Under the terms of the Transaction, RCM Limited, L.P., a California limited partnership, had the right to (i) manage, operate and make all decisions regarding the day-to-day business and affairs of Dresdner RCM, subject to the oversight of the Board of Managers of Dresdner RCM (the "Board of Managers");
(ii) name six individuals to the Board of Managers; and (iii) receive, subject to certain adjustments, 35% of Dresdner RCM's gross operating income, less the aggregate salary payments made by Dresdner RCM to its employees who were also limited partners of RCM Limited, L.P. Pursuant to an agreement effective as of July 8, 1998, these arrangements terminated in return for acceleration of contractual payments due to Dresdner RCM from Dresdner in connection with the Transaction and certain other payments to be paid over time. At the same time, employment contracts for key Dresdner RCM personnel were extended. Dresdner RCM has received an opinion from outside counsel that such changes do not constitute a change in control of Dresdner RCM for purposes of the 1940 Act.

    BOARD OF MANAGERS OF DRESDNER RCM. The table below provides certain information concerning the members of the governing board of Dresdner RCM.

           NAME/ADDRESS                               PRINCIPAL OCCUPATION
-----------------------------------  ------------------------------------------------------
Franz Joachim Emil Madler            Director, Dresdner
c/o Dresdner Bank AG
Mainzer Landstrasse 15-17
60301 Frankfurt, Germany

William Leonard Price*               Senior Managing Director, Dresdner RCM

Jeffrey Stephen Rudsten*             Senior Managing Director, Dresdner RCM

William Stuart Stack*                Senior Managing Director, Dresdner RCM

Kenneth B. Weeman, Jr.*              Senior Managing Director, Dresdner RCM

George N. Fugelsang                  President/CEO/Director, Dresdner Kleinwort Benson
c/o Dresdner Kleinwort Benson        North America LLC
North America LLC
75 Wall Street
New York, NY 10005

Gerhard Eberstadt                    Member of the Board of Managing Directors, Dresdner
c/o Dresdner Bank AG
Jurgen-Ponto-Platz 1, D-60301
Frankfurt/Main 1 Germany

Luke D. Knecht*                      Managing Director, Dresdner RCM

Susan C. Gause*                      Senior Managing Director, Dresdner RCM

------------------------

* Principal business address is c/o Dresdner RCM Global Investors LLC, Four Embarcadero Center, San Francisco, California 94111.

    INFORMATION REGARDING DRESDNER BANK AG.   Dresdner Bank AG ("Dresdner") owns
99% of the beneficial interests in Dresdner RCM, and Dresdner Kleinwort Benson North America, Inc. ("Dresdner KBNA"), a wholly owned subsidiary of Dresdner, owns 1% of the beneficial interests in Dresdner RCM.(1) Dresdner is an international banking organization headquartered in Frankfurt, Germany, whose principal executive offices are located at Gallusanlage 7, 60041 Frankfurt am Main. Dresdner RCM has informed the Fund that Dresdner has total consolidated assets as of December 31, 1997 of DM 677 billion (approximately $378 billion), and approximately 1,500 offices and 46,000 employees in over 70 countries around the world. Dresdner, one of Germany's largest banks, provides a full range of banking services, including traditional lending activities, mortgages, securities, project finance and leasing, to private customers and financial and institutional clients.

------------------------

(1) Dresdner RCM has informed the Fund that, effective on or about September 30, 1998, 100% of the beneficial interests in Dresdner RCM will be owned by Dresdner RCM Global Investors US Holdings LLC (a limited liability company to be organized in Delaware) ("Dresdner US"). Dresdner will own 99% of the beneficial interests in Dresdner US and Dresdner KBNA will own 1% of the beneficial interests in Dresdner US.

    EXECUTIVE OFFICERS AND OTHER OFFICERS OF THE FUND.   The table below
provides certain information concerning the executive officers of the Fund and certain other officers who perform similar duties. Similar information regarding Mr. Schreyer, Chairman of the Board of Directors and President of the Fund, is set forth above. Officers hold office at the pleasure of the Board and until their successors are appointed and qualified or until their earlier resignation or removal. Officers and employees of the Fund who are principals, officers or employees of Dresdner RCM or Funds Distributor, Inc. ("FDI") are not compensated by the Fund.

        NAME AND AGE              POSITION WITH FUND           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----------------------------  --------------------------  -------------------------------------------------------
      George A. Rio *         Chief Financial Officer     Executive Vice President and Client Service Director of
            (43)              and Assistant Treasurer       FDI (since April 1998); Senior Vice President and
                              (since 1998)                  Senior Key Account Manager for Putnam Mutual Funds
                                                            (June 1995 to March 1998); Director of Business
                                                            Development for First Data Corporation (May 1994 to
                                                            June 1995); Senior Vice President and Manager of
                                                            Client Services and Director of Internal Audit at The
                                                            Boston Company, Inc. (September 1983 to May 1994)

   Judith W. O'Connell **     Treasurer and Secretary     Director of Commingled Fund Services, Dresdner RCM
            (34)              (since 1998)                  (since October 1994); Director of Mutual Fund
                                                            Operations, G.T. Capital Management (December 1993 to
                                                            October 1994); Vice President, The Boston Company
                                                            (May 1989 to December 1993)

   Margaret W. Chambers *     Vice President and          Senior Vice President and General Counsel of FDI (since
            (38)              Assistant Secretary (since    April 1998); Vice President and Assistant General
                              1998)                         Counsel for Loomis, Sayles & Company, L.P. (August
                                                            1996 to March 1998); associate with the law firm of
                                                            Ropes & Gray (January 1986 to July 1996).

    Karen Jacoppo-Wood *      Vice President and          Vice President and Senior Counsel of FDI and an officer
            (31)              Assistant Secretary (since    of certain investment companies distributed by FDI
                              1998)                         (since February 1996); Manager of SEC Registration,
                                                            Scudder, Stevens & Clark, Inc. (June 1994 to January
                                                            1996); The Boston Company Advisors, Inc. in legal and
                                                            compliance capacities (January 1988 to May 1994).

        NAME AND AGE              POSITION WITH FUND           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----------------------------  --------------------------  -------------------------------------------------------
    Douglas C. Conroy *       Vice President and          Vice President and Senior Client Service Manager of FDI
            (29)              Assistant Treasurer (since    and an officer of certain investment companies
                              1998)                         distributed by FDI (since May 1998); Assistant
                                                            Department Manager of Treasury Services and
                                                            Administration of FDI (April 1997 to April 1998);
                                                            Supervisor of Treasury Services and Administration of
                                                            FDI (February 1995 to March 1997); Investors Bank &
                                                            Trust Company where he performed various fund
                                                            accounting and compliance functions (April 1993 to
                                                            January 1995).

      Mary A. Nelson *        Vice President and          President and Manager of Operations and Treasury
            (34)              Assistant Treasurer (since    Services of FDI and an officer of certain investment
                              1998)                         companies distributed by FDI (since 1994); Assistant
                                                            Vice President and Client Manager for The Boston
                                                            Company, Inc. (1989 to 1994).

       Steven Wong **         Assistant Treasurer (since  Manager of Commingled Fund Services, Dresdner RCM
            (32)              1998)                         (since December 1994); Senior Auditor, KPMG Peat
                                                            Marwick (September 1992 to December 1994).

------------------------

* The officer's address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

** The officer's address is Four Embarcadero Center, Suite 2800, San Francisco, California 94111.

    INFORMATION REGARDING THE FUND'S INVESTMENT ADVISER.   The Fund's investment
adviser is Dresdner RCM. Dresdner RCM was established in April 1996 under the name RCM Capital Management, L.L.C., as the successor to the business and operations of RCM Capital Management, a California Limited Partnership which, with its predecessors, has been in operation since 1970. Dresdner RCM has informed the Fund that as of June 30, 1998 it had approximately $32 billion in assets under management. Dresdner RCM is registered under the Investment Advisers Act of 1940.

    Dresdner RCM also serves as investment manager or subadviser to other registered investment companies. Dresdner RCM does not provide advisory services to any registered investment company with investment objectives and policies similar to the Fund.

    Dresdner RCM is located at Four Embarcadero Center, San Francisco, California 94111.

    INFORMATION REGARDING THE FUND'S ADMINISTRATOR.   The Fund's Administrator
is State Street Bank and Trust Company, located at 1776 Heritage Drive, North Quincy, Massachusetts 02171.

    OTHER BUSINESS.   As of the date of this Proxy Statement, the Fund's
management and Dresdner RCM know of no business to come before the Meeting other than as set forth in the Notice of the Annual

Meeting of Stockholders. If any other business is properly brought before the Meeting, or any adjournment thereof, the persons named as Proxies will vote in their sole discretion.

    ADJOURNMENT.   In the event that sufficient votes in favor of any of the
proposals set forth in the Notice of the Annual Meeting of Stockholders are not received by the time scheduled for the Meeting, the persons named as Proxies may propose one or more adjournments of the Meeting after the date set for the original Meeting to permit further solicitation of Proxies with respect to any of such proposals. In addition, if, in the judgment of the persons named as Proxies, it is advisable to defer action on one or more proposals, the persons named as Proxies may propose one or more adjournments of the Meeting for a reasonable time. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of the Meeting to be adjourned, as required by the Fund's Articles and By-Laws. The persons named as Proxies will vote in favor of such adjournment those Proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those Proxies required to be voted against any of such proposals. The costs of any additional solicitation and of any adjourned session will be borne by the Fund. Any proposals for which sufficient favorable votes have been received by the time of the Meeting will be acted upon and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

    ANNUAL REPORT.   The Fund's 1997 Annual Report to Stockholders was mailed to stockholders on or about March 20, 1998. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT FOR THE SIX MONTHS ENDED JULY 31, 1998 MAY BE OBTAINED WITHOUT CHARGE FROM BOSTON EQUISERVE BY CALLING (800) 426-5523 OR BY WRITING TO P.O. BOX 8200, BOSTON, MASSACHUSETTS 02266-8200.

    STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT.   Stockholders submitting
proposals intended to be presented at the next annual meeting must ensure that such proposals are received by the Fund, in good order and complying with all applicable legal requirements, a reasonable time prior to the time the Fund
mails its 1999 Proxy Statement, but in any event prior to May   , 1999. It is
currently anticipated that the 1999 Annual Meeting of Stockholders will be held prior to July 31, 1999. Stockholder proposals should be addressed to Judith W. O'Connell, Secretary, at the address of the principal executive offices of the Fund, with a copy to J.B. Kittredge at Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

September   , 1998

                                                                       EXHIBIT A

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                        INVESTMENT MANAGEMENT AGREEMENT

    AGREEMENT, made as of this 14th day of June, 1996 between RCM Strategic Global Government Fund, Inc., a Maryland corporation (the "Fund"), and RCM Capital Management, L.L.C., a Delaware limited liability company (the "Manager").

                              W I T N E S S E T H

    WHEREAS, the Fund is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"); and

    WHEREAS, the Fund has been organized for the purpose of investing its funds and desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager perform for it various investment management services; and the Manager is willing to furnish the investment management services sought by the Fund on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

    1. The Fund hereby appoints the Manager to act as Investment Manager to the Fund on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

    2. Subject to the supervision of the Board of Directors of the Fund (the "Board") and to the express provisions and limitations set forth in the Fund's Articles of Incorporation, By-Laws, and Form N-2 Registration Statement under the 1940 Act and the 1933 Act (the "Registration Statement"), each as it may be amended from time to time, the Manager shall have full discretionary authority to manage the investment and reinvestment of the Fund's assets and to provide investment research advice and supervision of the Fund's portfolio in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Registration Statement, as such Registration Statement may be amended from time to time. The services to be provided under this paragraph 2 shall be subject to the following understandings:

    (a) The Manager shall provide supervision of the Fund's investments and shall determine from time to time the investments or securities that will be purchased, retained, sold or loaned by the Fund, and the portion of the assets that will be invested in securities or otherwise. Subject to the limitations in this Section 2, the Manager is empowered hereby, through any of its principals or employees, to take any of the following actions for the benefit of the Fund:

            (i) to invest and reinvest in stocks, bonds, notes, trade acceptances, commercial paper, structured instruments, and other obligations of every description issued or incurred by governmental or quasi-governmental bodies or their agencies, authorities or instrumentalities, or by corporations, trusts, associations, partnerships, or other firms or entities;

            (ii) to invest and reinvest in loans and deposits at interest on call or on time, whether or not secured by collateral;

           (iii) to purchase and sell put and call options, financial futures and put and call options on such financial futures, and to enter into transactions with respect to swaps, caps, floors, collars, and other similar instruments;

            (iv) to purchase and sell foreign currency and forward contracts on such foreign currency;

            (v) to lend the Fund's portfolio securities to brokers, dealers, other financial institutions, or other parties, and to engage in repurchase and reverse repurchase transactions with such entities;

            (vi) to buy, sell, or exercise rights and warrants to subscribe for stock or other securities;

           (vii) to execute agreements with broker-dealers, banks, futures commission merchants, and other financial institutions on behalf of the Fund for the purpose of entering into any of the foregoing transactions;

          (viii) to purchase, sell, and otherwise enter into transactions with respect to any instrument not described above that may be considered a "derivative" instrument;

            (ix) to engage in transactions with respect to any other instruments, or to take any other actions with respect to the Fund's investments, that the Fund is authorized to invest in or to take pursuant to the Registration Statement; and

            (x) to take such other actions, or to direct the Custodian to take such other actions, as may be necessary or desirable to carry out the purpose and intent of this subparagraph (a) of this paragraph (2).

    In determining the investments or securities to be purchased or sold by the Fund, the Manager shall place orders with respect to such instruments either directly with the issuer or in such markets and through such underwriters, dealers, brokers, or futures commission merchants (collectively, "brokers") as in the Manager's best judgment offer the most favorable price and market for the execution of each transaction; provided, however, that, to the extent permitted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and the 1940 Act, the Manager may cause the Fund to place orders for transactions with brokers that furnish brokerage and research services, as defined in the 1934 Act, to the Manager or any affiliated person of the Manager, subject to such policies as the Board may adopt from time to time with respect to the extent and continuation of this practice. The Fund understands and agrees that the Manager may effect transactions in portfolio securities through brokers who may charge an amount in excess of the amount of commission another broker would have charged, provided that the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either the specific transaction or the Manager's overall responsibilities to the Fund and other clients as to which the Manager or any affiliated person of the Manager exercises discretionary investment authority. Receipt by the Manager or any affiliated person of the Manager of any such brokerage research services shall not give rise to any requirement for abatement or reduction of the advisory fee payable by the Fund to the Manager under this Agreement. It is understood that the services provided by such brokerage firms may be useful to the Manager or its affiliated persons in connection with their services to other clients. The Fund agrees that any entity or person associated with the Manager or any affiliated person of the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the 1934 Act, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

    (b) The Manager agrees to furnish suitable office space for the Fund.

    (c) The Manager shall use its best judgment in the performance of its duties under this Agreement.

    (d) The Manager undertakes to perform its duties and obligations under this Agreement in conformity with the Registration Statement, with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations and with the instructions and directions of the Fund's Board of Directors, all as may be amended or modified from time to time.

    (e) The Manager shall maintain books and records with respect to the Fund's portfolio transactions and the Manager shall render to the Fund's Board such periodic and special reports as the Board of Directors may reasonably request from time to time. The Manager agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

    (f) The Fund understands and agrees:

            (i) that the Manager performs investment management services for various clients and that the Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Fund, so long as it is the Manager's policy, to the extent reasonably practical, to allocate investment opportunities to the Fund over time on a fair and equitable basis relative to other clients;

            (ii) that the Manager shall have no obligation to purchase or sell for the Fund any security that the Manager, or its principals or employees, may purchase or sell for their own accounts or for the account of any other client, if, in the opinion of the Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Fund; and

           (iii) that, to the extent permitted by applicable laws and regulations, on occasions when the Manager deems the purchase or sale of a security or other instrument to be in the best interests of the Fund as well as of the other clients of the Manager, the Manager may aggregate the securities to be so sold or purchased when the Manager believes that to do so would be in the best interests of the Fund. In such event, allocation of the securities or other instruments so purchased or sold, as well as the expenses incurred in that transaction, shall be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

    3. The Manager will bear all of expenses related to salaries of its employees and to the Manager's overhead in connection with its duties under this Agreement. The Manager also will pay all directors' fees and salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Manager.

    Except for the expenses specifically assumed by the Manager, the Fund will pay all of its expenses, including, without limitation, fees of the directors not affiliated with the Manager and board meeting expenses; fees of the Manager; fees of the Fund's Administrator; interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants, and of the transfer agent, registrar and dividend reinvestment and disbursing agent of the Fund; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchases or sales or registering privately issued portfolio securities; fees and expenses of the Fund's custodian and sub-custodians for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; SEC and state blue sky registration fees; New York Stock Exchange listing fees; any fees payable by the Fund to the National Association of Securities Dealers, Inc. in connection with this offering; and its other business and operating expenses.

    4. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager a monthly fee in arrears equal to 0.95% per annum of the Fund's average daily net assets during the month. The Fund authorizes the Manager to charge the Fund for the full amount of fees as they become due and payable pursuant to this paragraph 4; provided, however, that copies of the fee statement relating to said payment shall be sent to the Custodian and to the Fund.

    In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective with respect to the Fund, subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear the Fund's expenses to the extent required by such expense limitation.

    If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

    5. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected.

    6. The Manager shall not be liable to the Fund or any of its stockholders for any error of judgment, mistake of law, or any loss suffered by the Fund or any of its stockholders in connection with any act or omission in the performance of its obligations to the Fund or to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

    7. This Agreement shall continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act or the rules and regulations thereunder) of the Fund, or by the Manager, on 60 days' written notice by either party to the other. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder).

    8. Nothing in this Agreement shall limit or restrict the right of any of the Manager's principals, officers or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, investment company, firm, individual or association. The investment management services provided by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

    9. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Manager at Four Embarcadero Center, Suite 3000, San Francisco, CA 94111 or (ii) to the Fund at Four Embarcadero Center, Suite 2800, San Francisco, CA 94111.

    10. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    11. Under a License Agreement dated as of the date hereof, the Fund was granted a royalty-free, non-exclusive license to use the name "RCM" as part of its name only in connection with the operation of an investment company. It is further provided in the License Agreement that the term "RCM" may be used or licensed in connection with other investment companies, subject to the requirements of the 1940 Act, or any other business enterprise during the term of such License Agreement or thereafter. The License Agreement is terminable on sixty days' notice to the Fund or as soon as practicable thereafter. Upon such termination, the Fund is required to change its name to one which does not include the term "RCM".

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                RCM STRATEGIC GLOBAL
                                GOVERNMENT FUND, INC.

                                By              /s/ GARY W. SCHREYER
                                     -----------------------------------------
ATTEST:                                           Gary W. Schreyer
BY ------------------------                    CHAIRMAN OF THE BOARD

                                RCM CAPITAL MANAGEMENT, L.L.C.

                                By             /s/ MICHAEL J. APATOFF
                                     -----------------------------------------
ATTEST:                                          Michael J. Apatoff
BY ------------------------                   CHIEF OPERATING OFFICER

           RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
              Four Embarcadero Center, Suite 2800
                San Francisco, California 94111

The undersigned hereby appoints Gary W. Schreyer and James M. Whitaker, and each of them, as proxies of the undersigned (the "Proxies") each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and vote all the shares of common stock of RCM Strategic Global Government Fund, Inc. (the "Fund") held of record as of September 1, 1998 at
the Annual Meeting of Stockholders to be held at [                      ], on
November 12, 1998 at __:00 a.m. ([Pacific] Time), and at any and all of the adjournment(s) or postponement(s) thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE FUND.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR APPROVAL OF THE EXISTING INVESTMENT MANAGEMENT AGREEMENT, FOR ELECTION OF THE DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

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PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
------------------------------------------------------------------------------

Note: Please sign exactly as the name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give the appropriate and complete title. When signing as an officer of a corporation, please indicate the corporation name and the office held by the signing officer. When signing on behalf of a partnership, please sign the partnership name and the name of the person signing.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------------     --------------------------------------

-----------------------------------     --------------------------------------

/ /  PLEASE MARK VOTES AS IN THIS EXAMPLE

1.) To approve the existing investment management agreement between the Fund and Dresdner RCM Global Investors LLC.

                            For                  Against               Abstain
                            / /                    / /                   / /


2.)  To elect as director the nominee listed below:

                                      For            Withhold
          Francis E. Lundy            / /              / /



3.) To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending January 31, 1999.

                            For                  Against               Abstain
                            / /                    / /                   / /



Mark box at right if comments or address change have been noted on the reverse side of this card. / /

RECORD DATE SHARES:


       Please be sure to sign and date this Proxy.

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Stockholder sign here          Co-owner sign here         Date
                                                              -----------
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